UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) November 30, 2004



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



         STATE OF DELAWARE                  1-143           38-0572515
         -----------------                  -----           ----------
     (State or other jurisdiction of     (Commission     (I.R.S. Employer
     Incorporation or Organization)      File Number)   Identification No.)

     300 Renaissance Center,                              48265-3000
     Detroit, Michigan                                     (Zip Code)
     ----------------------------------------------------------------------
                    (Address of Principal Executive Offices)



        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05  Costs Associated with Exit or Disposal Activities and
ITEM 2.06  Material Impairments

With respect to Form 8-K, Item 2.05, Costs Associated with Exit or Disposal Activities, and Item 2.06, Material Impairments:

(a)   The facts and circumstances leading up to General Motors Corporation's
      (GM) announcement on November 30, 2004 to permanently lay off approximately 950 employees at GM's assembly plant in Linden, New Jersey, are that market demand for the specific vehicles being produced in that facility has declined over time and GM expects a continuation of that decline. Due to determinations regarding the relative cost and efficiency of using the Linden facility, no future products have been allocated to that facility. GM expects the lay-offs to occur at the Linden facility during the first quarter of 2005.

(b) At this time GM is unable to estimate the total amount or range of amounts expected to be incurred in connection with each major type of cost associated with this course of action.

      GM will recognize a pre-tax charge of $49 million ($30 million after tax) for the write-down to fair market value of various plant assets, and a pre-tax charge of $26 million ($16 million after tax) for contractual fees in connection with the termination of various capital leases as of December 31, 2004. Continued payment of compensation and other benefits to laid-off employees is estimated to be $10 million per month, which is expected to decline as employees are redeployed, retire, or otherwise terminate their employment; accordingly, the total of such charges is not currently estimable. Exit and environmental costs of approximately $26 million, pre-tax, (approximately $16 million after tax) will be recognized in the future as liabilities are incurred.

(c) At this time GM is unable to estimate the total amount or range of amounts expected to be incurred in connection with this action.

(d) It is estimated that the principal cash expenditures associated with the actions at the Linden facility will be the continued payment of compensation and other benefits to laid-off employees. The amount of such payments is not currently estimable. GM expects to report in a future amendment to this Form 8-K an estimate of the monthly amount of such payments together with GM's indication that such amounts will be declining after an initial period of several months.

      Payments of compensation and other benefits to laid-off employees will be made in cash. Such payments are estimated to be $10 million per month, which is expected to decline as employees are redeployed, retire, or otherwise terminate their employment; accordingly, the total of such payments is not currently estimable. The charge of $26 million for contractual fees in connection with the termination of various capital leases, and the estimated future exit and environmental costs of approximately $26 million are expected to be settled in cash.


                                      # # #


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  January 18, 2005              By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)